Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Denison Mines Corp. of our report dated March 5, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in Exhibit 99.3 to Denison Mines Corp.’s Annual Report on Form 40-F for the year ended December 31, 2019, which is incorporated by reference in such Registration Statement.

(signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountant, Licensed Public Accountants

Toronto, Ontario, Canada

March 26, 2020

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.